SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2004

Ascent Assurance, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8538 (Commission File Number)	73-1165000 (IRS Employer Identification Number )

3100 Burnett Plaza, Unit 33, 801 Cherry Street, Fort Worth, Texas (Address of Principal Executive Offices)	76102 (Zip Code)

        Registrant’s telephone number, including area code: (817) 878-3300

ITEM 5.	OTHER EVENTS

On March 15, 2004, the Company’s shareholders approved an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock to 75 million shares from 30 million shares. The approval of the amendment resulted in the automatic conversion of all 37,504 shares outstanding of the Company’s Series B convertible participating preferred stock (“Series B Preferred Stock”) into 43,995,026 shares of common stock. All outstanding shares of the Series B Preferred Stock were held by the Company’s largest shareholder, Special Situations Holdings, Inc. – Westbridge, a wholly-owned subsidiary of Credit Suisse First Boston LLC.

The Company issued a press release on March 15, 2004 announcing the approval of the amendment to the Certificate of Incorporation and the conversion of the Series B Preferred Stock into common stock, a copy of which press release is filed as an exhibit hereto and incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Business Acquired:
Not applicable.
(b) Pro Forma Financial Information:
Not applicable.
(c) Exhibits:
Exhibit 99.1: Press release issued by the Company with respect to the approval of the amendment to the Company’s Certificate of Incorporation and the conversion of the Series B Preferred Stock to common stock.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT ASSURANCE, INC.

Date: March 16, 2004
By: /s/ CYNTHIA B. KOENIG
Name: Cynthia B. Koenig Title: Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release issued by the Company with respect to the approval of the amendment to the Company’s Certificate of Incorporation and the conversion of the Series B Preferred Stock to common stock.